UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 1, 2015

Dominion Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-36684	46-5135781
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Tredegar Street

Richmond, Virginia 23219

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 819-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

As reported in a Current Report on Form 8-K filed by Dominion Midstream Partners, LP (the Partnership) on April 1, 2015 (the Original Filing), the Partnership closed the acquisition of Dominion Carolina Gas Transmission, LLC (DCGT) from Dominion MLP Holding Company II, Inc., a wholly owned subsidiary of Dominion Resources, Inc., on April 1, 2015. This amendment is being filed to amend Item 9.01 Financial Statements and Exhibits of the Original Filing to provide certain financial statements of DCGT and to provide the unaudited pro forma financial information of the Partnership in connection with this acquisition.

No other modification to the Original Filing is being made by this amendment.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

Audited financial statements of DCGT as of and for the years ended December 31, 2014 and 2013, and for each of the three years in the period ended December 31, 2014, together with the related notes to the financial statements, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

(b)	Pro Forma Financial Information

Unaudited pro forma consolidated financial statements of the Partnership as of and for the year ended December 31, 2014, a copy of which is filed as Exhibit 99.2 hereto and incorporated herein by reference.

(d)	Exhibits

Exhibit Number	Description

23	Consent of Deloitte & Touche LLP

99.1	Audited financial statements of Dominion Carolina Gas Transmission, LLC as of and for the years ended December 31, 2014 and 2013, and for each of the three years in the period ended December 31, 2014

99.2	Unaudited pro forma consolidated financial statements of Dominion Midstream Partners, LP as of and for the year ended December 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION MIDSTREAM PARTNERS, LP

	By:	Dominion Midstream GP, LLC, its general partner

Date: June 5, 2015

	By:	/s/ Mark O. Webb
		Name:	Mark O. Webb
		Title:	Vice President and General Counsel